Exhibit 99.1

LifeLock Names Hilary Schneider CEO, Succeeding Todd Davis
Roy Guthrie to Become Chairman; Davis to Become Executive Vice Chairman
Company Provides Preliminary Results for Full Year 2015
TEMPE, Ariz. (Jan. 20, 2016) – LifeLock, Inc. (NYSE: LOCK), an industry leader in identity theft protection, today announced that Hilary Schneider, the company’s president, will succeed Todd Davis as chief executive officer, effective March 1, 2016. On that date, Davis, a founder of the company, will become executive vice chairman of the board and Roy C. Guthrie, the company’s lead director, will become chairman. Guthrie has served on the LifeLock board since October 2012. Ms. Schneider will also be appointed to the board.
“On behalf of the board, I would like to congratulate Hilary on this appointment and thank Todd for his extraordinary contributions to LifeLock over the years, including the groundwork he laid for a smooth succession,” Guthrie said. “Under Todd’s leadership, the company has grown from a startup into a thriving organization that continues to set the standard for identity theft protection, and we are pleased that he will continue to serve the company as executive vice chairman.
“As LifeLock’s president for the past three years, Hilary has been instrumental in establishing a foundation for LifeLock’s future success, leading the company’s efforts to enhance its processes, systems, and products. She is a highly talented technology executive with the experience and vision to lead continued value creation at the company,” concluded Guthrie.
“With LifeLock well positioned for continued success, the FTC matter concluded, and Hilary ready to assume the role of CEO, this is the right time to move forward with this succession plan,” said Davis. “The commitment of the LifeLock team to protecting our members’ identities continues to fuel our momentum. Today we are announcing preliminary financial results for the fourth quarter of 2015 showing our 43rd consecutive quarter of sequential revenue growth, with total revenue increasing by double digits.
“Hilary is deeply committed to our mission. She has an exceptional understanding of technology, and a compelling strategic vision for the company. I am confident that LifeLock will continue to reach new heights under her leadership. I look forward to continuing to work with Hilary, Roy and the rest of our board in my ongoing role as executive vice chairman,” Davis concluded.
"It is an honor to succeed Todd as CEO of LifeLock and I am excited about our company’s future," said Schneider. “Only a few years ago, online identity was a name, address, and Social Security number; today, it is the highly detailed picture created by a consumer’s engagement on social media, online and mobile shopping and banking, and the records that doctors, corporations and others store online. The work we are doing to enhance our organization and operate according to the highest standards in all we do will help us establish LifeLock as not only the most trusted identity theft solution provider in the industry, but also the leader in helping consumers holistically manage their online identity. As we progress toward these goals, we will become an even more important partner to our members and generate increasing value for our shareholders.”
Schneider has been LifeLock’s president since she joined the company in 2012. Prior to joining LifeLock, Schneider served for six years as executive vice president Yahoo!, Americas, where she was responsible for Yahoo!’s North and South American business, reporting directly to the chief executive officer. She has also held senior leadership roles at Knight Ridder, Inc., where she was chief executive officer of Knight Ridder Digital and ultimately co-managed the company’s overall newspaper and online business. Before that, she was president and chief executive officer of Red Herring Communications, overseeing Red Herring Magazine, RedHerring.com and Red Herring’s events unit, and served in a number of roles at Times Mirror, including president and chief executive officer of Times Mirror Interactive and general manager of the Baltimore Sun. Earlier in her career she was vice president of corporate finance at Drexel Burnham Lambert.
Schneider currently serves on the board of directors of Vail Resorts, Inc.; Rent Path; and Water.org. She holds a bachelor’s degree in economics from Brown University and an M.B.A. from Harvard Business School.
Preliminary Results
Separately, the company announced preliminary results for full year 2015:

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Total revenue in the range of $586 million to $587 million, versus $476 million for 2014 and guidance of $584 million to $586 million for 2015 provided in connection with the announcement of the company’s third quarter 2015 earnings on October 28, 2015;

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Adjusted net income per diluted share in the range of $0.62 to $0.63 based on 100.2 million weighted-average shares outstanding, versus 2014 adjusted net income per diluted share of $0.48 based on weighted average shares outstanding of 99.1 million and guidance of $0.61-$0.63;

•	Adjusted EBITDA of between $72 million to $73 million versus $55.5 million for 2014 and guidance of $71 million to $73 million; and

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Free cash flow of $88-$89 million versus $89.6 million last year and guidance of $95 million to $100 million for 2015. Free cash flow was impacted by approximately $3 million for prepaid marketing expenses expected to occur during the first quarter of 2016 and an approximately $4 million increase in accounts receivable, of which the majority we expect to collect by January 31, 2016.

The above information is preliminary and subject to completion of quarter-end financial reporting processes and reviews. LifeLock expects to release final fourth quarter and fiscal 2015 financial results after the market close on February 10, 2016.
About LifeLock
LifeLock, Inc. (NYSE:LOCK) is a leading provider of proactive identity theft protection services for consumers and consumer risk management services for enterprises. LifeLock’s threat detection, proactive identity alerts, and comprehensive remediation services help provide peace of mind for consumers amid the growing threat of identity theft. Leveraging unique data, science and patented technology from ID Analytics, Inc., a wholly owned subsidiary, LifeLock offers identity theft protection that goes significantly beyond credit monitoring. As part of its commitment to help fight identity theft, LifeLock works to train law enforcement and partners with a variety of non-profit organizations to help consumers establish positive habits to combat this threat.
Forward-Looking Statements
This press release contains "forward-looking" statements, as that term is defined under the federal securities laws, including statements regarding LifeLock’s succession plan, expectations for its business performance, strategic goals and shareholder value creation as well as LifeLock’s preliminary financial results for the full fiscal year 2015. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, risks associated with our succession plan, risks associated with our ability to maintain profitability; variability in our cash flows; risks associated with our business, including our ability to protect our customers’ confidential information; our ability to maintain and enhance our brand recognition and reputation; the competitive nature of the industries in which we conduct our business; our ability to retain our existing customers and attract new customers; our ability to improve our services and develop and introduce new services with broad appeal; and our ability to maintain existing and secure new relationships with strategic partners; and other "Risk Factors" set forth in our most recent SEC filings with the Securities and Exchange Commission, or the SEC.
Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release is included in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2014, particularly under the captions "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and our Forms 10-Q. Copies of these documents are available on our Investor Relations website at http:// investor.lifelock.com/ or the SEC’s website at www.sec.gov.
We assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures
Our preliminary financial results include certain non-GAAP financial measures, including adjusted net income, adjusted net income per diluted share, adjusted EBITDA, and free cash flow. We calculate adjusted net income as net income (loss) excluding amortization of acquired intangible assets, share-based compensation, income tax benefits and expenses resulting from changes in our deferred tax assets, and acquisition related expenses. We calculate adjusted net income per diluted share by dividing our adjusted net income by the weighted-average diluted shares outstanding. We calculate adjusted EBITDA as net income (loss) excluding depreciation and amortization, share-based compensation, interest expense, interest income, other income (expense), income tax (benefit) expense, and acquisition related expenses. We have also excluded from adjusted net income, adjusted net income per diluted share and adjusted EBITDA the impact of the legal reserve for the settlements with the FTC and a nationwide class of consumers, along with a possible settlement with certain states' attorneys general for related claims and expenses related to these litigations and settlements. We define free cash flow as net cash provided by operating activities less net cash used in investing activities for acquisitions of property and equipment. We have also excluded from free cash flow the cash outflows for settlement with the FTC and a nationwide class of consumers and cash outflows which related to these litigations and settlements along with a possible settlement with certain states’ attorneys general for related claims.
We have included adjusted net income per diluted share, and adjusted EBITDA in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted net income per diluted share and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, adjusted EBITDA is a key financial measure used in determining management’s incentive compensation.
We have included free cash flow in this press release because we believe it typically presents a more conservative measure of cash flow as purchases of property and equipment are necessary components of ongoing operations. We believe that this non-GAAP financial measure is useful in evaluating our business because free cash flow reflects the cash surplus available to fund the expansion of our business after payment of capital expenditures relating to the necessary components of ongoing operations. We also believe that the use of free cash flow provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Beginning in the quarter ended September 30, 2015, we have also excluded the expenses related to the FTC litigation from our adjusted net income per diluted share, adjusted EBITDA and free cash flow.
Although adjusted net income per diluted share, adjusted EBITDA, and free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
We have not reconciled our preliminary adjusted net income per diluted share to net income (loss) per diluted share guidance or adjusted EBITDA to net income (loss) because we are not yet able to calculate share-based compensation expense, provision for income taxes, interest income, interest expense, change in fair value of warrant liabilities, change in fair value of embedded derivatives, other income and expenses, depreciation expense, amortization of intangible assets, acquisition expenses, legal reserves and settlements, or income tax (benefit) expense, which are reconciling items between net income (loss) and adjusted net income and net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. We will provide GAAP results and the applicable reconciliations when we announce earnings for the fourth quarter and full year 2015 on or about February 10, 2015.